                                                                    Exhibit 99.1

CONTACTS:

(MEDIA):      TONY LENTINI      (713) 296-6227
              BILL MINTZ        (713) 296-7276
              DAVID HIGGINS     (713) 296-6690

(INVESTOR):   ROBERT DYE        (713) 296-6662

(WEB SITE):   WWW.APACHECORP.COM

                                           FOR RELEASE AT 7:45 A.M. CENTRAL TIME

                 APACHE'S THIRD-QUARTER EARNINGS RISE 60 PERCENT
                    TO RECORD $686 MILLION OR $2.05 PER SHARE

        HOUSTON, Oct. 27, 2005 - Apache Corporation (NYSE, Nasdaq: APA) said today that third-quarter earnings increased 60 percent to a record $686 million or $2.05 per diluted common share despite the impact of Hurricanes Katrina and Rita on Apache's production and as a result of offsetting strong oil and natural gas prices. Apache earned $429 million or $1.30 per share, in the prior-year period.

        Cash from operations before changes in operating assets and liabilities rose 43 percent to a record $1.26 billion in the third quarter from $883 million in the year-earlier period.*

        For the first three quarters of 2005, Apache reported net income of $1.8 billion or $5.49 per share, up 58 percent from $1.16 billion or $3.51 per share in the year-earlier period. Cash from operations totaled $3.4 billion for the nine-month period, up 45 percent.

        Third-quarter production of 453,845 barrels of oil equivalent (boe) per day was approximately 1 percent below the prior-year period and 3 percent below the second-quarter 2005 level as a result of curtailments caused by Hurricanes Katrina and Rita.



                                     -more-

APACHE'S THIRD-QUARTER EARNINGS RISE 60 PERCENT - ADD 1

        Excluding Apache's Gulf Coast Region, Apache's production increased 3 percent in the third quarter from the second quarter.

        "Even with the impact of the hurricanes' one-two punch, we had a strong quarter, with high prices and good production from all of our core areas," said
G. Steven Farris, Apache president and chief executive officer.

        "Despite the negative impact of the hurricanes, 2005 should be Apache's 26th year of production growth in the last 27 years," Farris said. "Our prospects for continued production growth in 2006 are excellent, as we restore production in the Gulf and continue to grow in Egypt, Australia, the North Sea, Canada and the U.S. Central Region."

        The storms' impact on U.S. oil and gas production drove commodity prices higher worldwide. This had a significant offsetting influence on Apache's financial results. Apache received an average of $58.66 per barrel of oil, up 54 percent from the prior-year period, and $6.54 per thousand cubic feet (Mcf) of gas, up 37 percent. In North America, where Apache produces 76 percent of its natural gas, the average price was $7.51 per Mcf, up 19 percent.

HURRICANE IMPACT

        Apache's production on the Outer Continental Shelf of the Gulf of Mexico will continue to be curtailed in the fourth quarter of 2005 and the first half of 2006 because of damage to some Apache facilities as well as damage to some third-party pipelines and infrastructure that must be repaired before they can handle Apache production.



                                     -more-

APACHE'S THIRD-QUARTER EARNINGS RISE 60 PERCENT - ADD 2

        "The two hurricanes were the most damaging storms ever to hit a region that provides 25 percent of the nation's domestic oil and gas production," Farris said. "A month after Rita, the Minerals Management Service reports that 1 million barrels per day - nearly two-thirds of the industry's oil production in the Gulf - and 5.6 billion cubic feet of gas per day - more than half of the industry's gas - is still shut in."

        Current gross operated production in Apache's Gulf Coast region, which includes Apache's Outer Continental Shelf properties as well as fields onshore Louisiana and Texas, is approximately 556 million cubic feet of gas (MMcf) per day, or 70 percent of pre-storm levels and 42,756 barrels of oil per day, or 57 percent of pre-hurricane levels.

        Apache's net Gulf Coast production averaged 104,871 boe per day in the third quarter, down 20 percent from the second quarter of 2005. The production impact will be greater in the fourth quarter because it will be felt over a full period.

        Apache has $750 million in total potential insurance coverage for the two hurricanes. The company carries property damage insurance of $250 million per storm (subject to a $7.5 million deductible) and another $100 million in aggregate for the policy year. The $250 million in coverage is provided through a large mutual insurer of energy companies and will be prorated if total claims received by the mutual for a single event exceed $1 billion.

        Apache also carries business interruption insurance which will cover up to $150 million in revenue losses caused by storms in the Gulf during the policy year. Coverage begins Oct. 29.




                                     -more-

APACHE'S THIRD-QUARTER EARNINGS RISE 60 PERCENT - ADD 3

         Storm-related costs, including insurance premiums and increased lease operating expenses were $18 million in the third quarter. Operating expenses will continue to be higher than normal because of storm-related factors.

         Even with the disruptions from the hurricanes, Apache continued its active drilling program in the Gulf Coast region, employing 10 rigs during the third quarter. The company completed 12 producers in the Gulf during the quarter.

OPERATIONAL RESULTS

        - In Egypt, Apache's net production of 81,793 boe per day was 6 percent above the second-quarter level, driven by Apache's active drilling program and new gas and condensate sales from the Qasr field.

        - In Canada, production of 86,385 boe per day was essentially flat with the second quarter. Apache has wells with a total of 110 MMcf per day of gross productive capacity awaiting tie-ins. The company expects to ramp up production over the next several quarters as processing facilities are commissioned and wells are connected.

        - At the Forties Field in the North Sea, production averaged 68,110 boe per day, up 4 percent from the second quarter, as Apache continued major infrastructure upgrades that will increase the field's production and operating efficiency.

        - In Australia, production averaged 39,543 boe per day, up 24 percent from the second quarter. Oil production increased 22 percent to 16,499 barrels per day and gas production increased 26 percent to 138 MMcf per day.




                                     -more-

APACHE'S THIRD-QUARTER EARNINGS RISE 60 PERCENT - ADD 4

        - In the Central Region, production averaged 64,818 boe per day, up 1 percent from the second quarter. The region completed 53 producers during the quarter and is operating 21 rigs.

        "In spite of two major hurricanes, we expect a record fourth quarter, record results in 2005 and continued production growth in 2006," Farris said.

        Apache Corporation is a large oil and gas exploration and production company with core operations in the United States, Canada, Egypt, the United Kingdom North Sea and Australia.

            *(This is a non-GAAP measure; see reconciliation below.)

                                      -end-

        NOTE: Apache will webcast its conference call live at 1 p.m. Central Time on Thursday, Oct. 27, from its Web site, www.apachecorp.com. The replay will be available on the Web site or by dialing (719) 457-0820 and using Apache's confirmation code, 856315. The telephone replay will be available for one week beginning at approximately 5 p.m. on Oct. 27.

        This news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration and development opportunities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions and uncertainties. There is no assurance that Apache's expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

                               APACHE CORPORATION
                              FINANCIAL INFORMATION
                      (In thousands, except per share data)


                                                     FOR THE QUARTER             FOR THE NINE MONTHS
                                                   ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                              ---------------------------     ---------------------------
                                                  2005            2004            2005            2004
                                              -----------     -----------     -----------     -----------
REVENUES AND OTHER:
Oil and gas production revenues               $ 2,051,744     $ 1,414,128     $ 5,452,928     $ 3,814,294
Other                                               9,308          (7,126)         29,643         (16,620)
                                              -----------     -----------     -----------     -----------
                                                2,061,052       1,407,002       5,482,571       3,797,674
                                              -----------     -----------     -----------     -----------

OPERATING EXPENSES:
Depreciation, depletion and amortization          357,159         313,520       1,055,583         895,485
Asset retirement obligation accretion              13,527          11,071          40,016          32,723
Lease operating costs (A)                         279,995         208,372         768,596         616,387
Gathering and transportation costs                 23,571          20,902          73,529          60,698
Severance and other taxes                         150,394          47,148         309,173          77,691
General and administrative                         50,047          38,583         152,460         123,821
China litigation provision                              -               -               -          71,216
                                              -----------     -----------     -----------     -----------
  Total operating expenses                        874,693         639,596       2,399,357       1,878,021
                                              -----------     -----------     -----------     -----------

OPERATING INCOME                                1,186,359         767,406       3,083,214       1,919,653

FINANCING COSTS:
Interest expense                                   43,517          41,753         133,590         122,495
Amortization of deferred loan costs                   521             652           3,226           1,814
Capitalized interest                              (14,990)        (12,593)        (42,653)        (38,951)
Interest income                                    (2,201)           (962)         (4,003)         (1,795)
                                              -----------     -----------     -----------     -----------
  Net financing costs                              26,847          28,850          90,160          83,563
                                              -----------     -----------     -----------     -----------


INCOME BEFORE INCOME TAXES                      1,159,512         738,556       2,993,054       1,836,090
Provision for income taxes                        472,517         308,081       1,157,546         675,764
                                              -----------     -----------     -----------     -----------

NET INCOME                                        686,995         430,475       1,835,508       1,160,326
Preferred stock dividends                           1,420           1,420           4,260           4,260
                                              -----------     -----------     -----------     -----------

INCOME ATTRIBUTABLE TO COMMON STOCK           $   685,575     $   429,055     $ 1,831,248     $ 1,156,066
                                              ===========     ===========     ===========     ===========

BASIC NET INCOME PER COMMON SHARE             $      2.08     $      1.31     $      5.57     $      3.55
                                              ===========     ===========     ===========     ===========

DILUTED NET INCOME PER COMMON SHARE           $      2.05     $      1.30     $      5.49     $      3.51
                                              ===========     ===========     ===========     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING        329,219         326,294         328,615         325,657
                                              ===========     ===========     ===========     ===========



(A) Third-quarter 2005 lease operating costs includes $18 million of storm-related costs.

                               APACHE CORPORATION
                              FINANCIAL INFORMATION
                                 (In thousands)

                                                    FOR THE QUARTER           FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                               ------------------------    ------------------------
                                                  2005          2004          2005          2004
                                               ----------    ----------    ----------    ----------

COSTS INCURRED:
  North America exploration and development    $  617,123    $  362,054    $1,657,329    $1,064,872
  International exploration and development       308,507       207,597       874,165       551,294
                                               ----------    ----------    ----------    ----------
                                               $  925,630    $  569,651    $2,531,494    $1,616,166
                                               ==========    ==========    ==========    ==========

  Oil and gas property acquisitions            $   10,172    $  492,371    $   35,826    $  490,832
                                               ==========    ==========    ==========    ==========

  Capitalized interest                         $   14,990    $   12,593    $   42,653    $   38,951
                                               ==========    ==========    ==========    ==========

  Asset retirement costs                       $   39,417    $  116,944    $   76,706    $  137,026
                                               ==========    ==========    ==========    ==========


                                                       SEPTEMBER 30,     DECEMBER 31,
                                                           2005              2004
                                                       -------------    -------------
BALANCE SHEET DATA:
  Current Assets                                       $   1,719,636    $   1,348,782
  Property and Equipment, net                             15,745,485       13,860,359
  Goodwill                                                   189,252          189,252
  Other Assets                                               131,755          104,087
                                                       -------------    -------------
  Total Assets                                         $  17,786,128    $  15,502,480
                                                       =============    =============

  Current Liabilities                                  $   2,076,295    $   1,282,891
  Long-Term Debt                                           2,191,785        2,588,390
  Deferred Credits and Other Noncurrent Liabilities        3,805,197        3,426,778
  Shareholders' Equity                                     9,712,851        8,204,421
                                                       -------------    -------------
  Total Liabilities and Shareholders' Equity           $  17,786,128    $  15,502,480
                                                       =============    =============

  Common shares outstanding at end of period                 329,294          327,458


NON-GAAP FINANCIAL MEASURES:
The press release discusses Apache's cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

                                                     FOR THE QUARTER               FOR THE NINE MONTHS
                                                   ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                               ---------------------------     --------------------------
                                                   2005            2004            2005           2004
                                               -----------     -----------     -----------    -----------
Net cash provided by operating activities      $ 1,330,915     $ 1,021,486     $ 3,160,096    $ 2,320,538
Changes in operating assets and liabilities        (67,354)       (138,582)        232,181         20,062
                                               -----------     -----------     -----------    -----------
Cash from operations before changes in
     operating assets and liabilities          $ 1,263,561     $   882,904     $ 3,392,277    $ 2,340,600
                                               ===========     ===========     ===========    ===========

                               APACHE CORPORATION
                              FINANCIAL INFORMATION


                                                                FOR THE QUARTER               FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                          ---------------------------     ---------------------------
                                                              2005            2004            2005            2004
                                                          -----------     -----------     -----------     -----------

FINANCIAL DATA (In thousands, except per share data):

Revenues and other                                        $ 2,061,052     $ 1,407,002     $ 5,482,571     $ 3,797,674
                                                          ===========     ===========     ===========     ===========

Income Attributable to Common Stock                       $   685,575     $   429,055     $ 1,831,248     $ 1,156,066
                                                          ===========     ===========     ===========     ===========

Basic Net Income Per Common Share                         $      2.08     $      1.31     $      5.57     $      3.55
                                                          ===========     ===========     ===========     ===========

Diluted Net Income Per Common Share                       $      2.05     $      1.30     $      5.49     $      3.51
                                                          ===========     ===========     ===========     ===========

Weighted Average Common Shares Outstanding                    329,219         326,294         328,615         325,657
                                                          ===========     ===========     ===========     ===========

Diluted Shares Outstanding                                    334,164         330,193         333,602         329,458
                                                          ===========     ===========     ===========     ===========


PRODUCTION AND PRICING DATA:

OIL VOLUME - BARRELS PER DAY
   United States                                               64,906          65,017          71,860          67,110
   Canada                                                      21,974          24,743          22,226          25,409
   Egypt                                                       54,728          52,602          54,110          51,706
   Australia                                                   16,499          32,199          15,323          26,041
   North Sea                                                   67,713          58,031          64,966          49,866
   China                                                        6,533           7,948           9,224           7,121
   Argentina                                                    1,339             532           1,074             542
                                                          -----------     -----------     -----------     -----------
     Total                                                    233,692         241,072         238,783         227,795
                                                          ===========     ===========     ===========     ===========

AVERAGE OIL PRICE PER BARREL
   United States                                          $     53.85     $     41.45     $     47.72     $     36.90
   Canada                                                       60.66           41.34           52.12           36.72
   Egypt                                                        60.38           41.51           53.29           35.81
   Australia                                                    66.52           46.72           58.06           40.96
   North Sea                                                    60.46           25.18           52.33           23.36
   China                                                        50.76           35.99           42.35           32.77
   Argentina                                                    39.18           31.28           36.96           33.28
     Total                                                      58.66           38.04           51.05           34.00

NATURAL GAS VOLUME - MCF PER DAY
   United States                                              586,111         640,467         625,716         649,997
   Canada                                                     373,079         325,535         366,892         322,390
   Egypt                                                      162,386         141,072         154,839         135,709
   Australia                                                  138,267         121,088         120,759         118,587
   North Sea                                                    2,384           2,043           2,287           1,769
   Argentina                                                    2,715           3,467           3,142           3,985
                                                          -----------     -----------     -----------     -----------
     Total                                                  1,264,942       1,233,672       1,273,635       1,232,437
                                                          ===========     ===========     ===========     ===========

AVERAGE NATURAL GAS PRICE PER MCF
   United States                                          $      7.73     $      5.30     $      6.71     $      5.32
   Canada                                                        7.17            5.10            6.28            5.10
   Egypt                                                         4.97            4.45            4.67            4.41
   Australia                                                     1.69            1.58            1.73            1.64
   North Sea                                                    10.57            4.36            7.63            4.57
   Argentina                                                     1.35            0.78            1.14            0.62
     Total                                                       6.54            4.77            5.86            4.79

NGL VOLUME - BARRELS PER DAY
   United States                                                7,097           8,934           8,529           8,218
   Canada                                                       2,232           2,794           2,187           2,665
                                                          -----------     -----------     -----------     -----------
     Total                                                      9,329          11,728          10,716          10,883
                                                          ===========     ===========     ===========     ===========

AVERAGE NGL PRICE PER BARREL
   United States                                          $     34.54     $     27.56     $     31.10     $     25.25
   Canada                                                       32.13           24.94           27.59           22.90
     Total                                                      33.97           26.94           30.38           24.67